BAS was the affiliated party involved in the underwriting of all the following securities.

Fund Series	                Fund
Columbia Funds Series Trust I	Columbia High Yield Opportunity Fund
Columbia Funds Series Trust I	Columbia High Yield Opportunity Fund

Fund	                        Broker
Columbia High Yield Opportunity
Fund	                        CITIGROUP GLOBAL MARKETS/SALOMON BRO
Columbia High Yield Opportunity
Fund	                        "WACHOVIA CAPITAL MARKETS, LLC"

Fund	                        Security
Columbia High Yield Opportunity
Fund                        	CMS ENERGY CORP. 6.875% 12/15/05
Columbia High Yield Opportunity
Fund				ATLAS PIPELINE 8.125% 12/15/15

Fund				Trade Date	Quantity
Columbia High Yield Opportunity
Fund				12/8/2005	"455,000"
Columbia High Yield Opportunity
Fund				12/15/2005	"590,000"

Fund				Price		Amount
Columbia High Yield Opportunity
Fund				100.00000	"455,000"
Columbia High Yield Opportunity
Fund				100.00000	"590,000"